                                                                    EXHIBIT 4.13



                                 16 JANUARY 2004





                           SECURITIES PLEDGE AGREEMENT



                                     BETWEEN



                    ST ASSEMBLY TEST SERVICES LTD, SINGAPORE

                                   AS PLEDGOR

                                       AND

                         DEUTSCHE BANK AG, LONDON BRANCH

                                   AS PLEDGEE


                                    1 of 11

                           SECURITIES PLEDGE AGREEMENT



BETWEEN

ST ASSEMBLY TEST SERVICES LTD, as Pledgor (the "PLEDGOR");

AND, DEUTSCHE BANK AG, LONDON BRANCH, as Pledgee hereunder (the "Pledgee");



WHEREAS

(A) The Pledgor and the Pledgee have entered into an Asset Swap Transaction (the "Transaction") documented pursuant to a letter agreement ("Confirmation") in the form attached hereto as Schedule 2, as amended and supplemented from time to time.

(B) The Confirmation supplements, forms a part of, and is subject to, an ISDA Master Agreement, between the Pledgor and the Pledgee (the "Master Agreement") as amended, supplemented and substituted from time to time;

(C) In order to secure the obligations of the Pledgor to the Pledgee under the Master Agreement in relation to the Transaction, the parties wish to create a first priority pledge in respect of the Euroclear Entitlements (as defined below);

(D) The Pledgee shall hold the Euroclear Entitlements in special pledged accounts in its name, as further set out herein.

THE PARTIES HAVE AGREED AS FOLLOWS:

1.   DEFINITIONS

In the Agreement, the following terms shall have the meanings set out below. Capitalised terms which are not defined in the Agreement shall have the meanings given to them in either of the Master Agreement or the Confirmation, as the case may be.

"AGREEMENT"

means this securities pledge agreement, together with its schedules;

"BONDS"

means the bonds listed in Schedule 1 to the Agreement, which shall be subject to adjustment in accordance with Clause 5.

"EUROCLEAR BANK"

means Euroclear Bank NV/SA, as operator of the Euroclear System;

                                    2 of 11

"EUROCLEAR DISTRIBUTIONS"

means any and all amounts received by the Pledgor in respect of Euroclear Entitlements, whether by way of dividend, interest, return of capital or otherwise;

"EUROCLEAR ENTITLEMENTS"

means the entitlements, whether to cash or securities, and all related rights of any kind, related to the Bonds and standing from time to time to the credit of the Pledged Accounts, including any Euroclear Distributions;

"EUROCLEAR SYSTEM"

means the clearance and settlement system for internationally traded securities operated under contract by Euroclear Bank, including all services offered by Euroclear Bank in respect of securities held or recorded in any account as set forth in the Terms and Conditions Governing Use of Euroclear or in the Operating Procedures of the Euroclear System;

"PLEDGED ACCOUNT TERMS AND CONDITIONS"

means the Single Pledgor Pledged Account Terms and Conditions (2001 Edition) entered into by the Pledgor, Pledgee, and Euroclear Bank in connection with the pledge of the Euroclear Entitlements contemplated in the Agreement, and any variations of those terms and conditions made from time to time by Euroclear Bank, which Single Pledgor Pledged Account Terms and Conditions shall be read in conjunction with the terms and conditions of the Agreement;

"PLEDGED ACCOUNTS"

means the Pledged Securities Account and the Pledged Cash Account;

"PLEDGED SECURITIES ACCOUNT"

means the Securities Clearance Account (as defined in the Operating Procedures of the Euroclear System, as amended from time to time) in the Euroclear System in the name of the Pledgee opened pursuant to the Pledged Account Terms and Conditions;

"PLEDGED CASH ACCOUNT"

means the Cash Account (as defined in the Operating Procedures of the Euroclear System, as amended from time to time) in the Euroclear System in the name of the Pledgee associated with the Pledged Securities Account (including any credit or debit balance which now appears or may at any time in the future appear in any currency or composite currency unit sub-account of such cash account);

"ROYAL DECREE NO. 62"

means Belgian Royal Decree No. 62 of 10 November 1967 promoting the circulation of securities, as amended from time to time;

"SECURED LIABILITIES"

means all present and future obligations and liabilities, whether actual or contingent, of the Pledgor, or its successor in rights under any title whatsoever, to the Pledgee under the Master Agreement and/or the Agreement, including any amendments or extensions thereof in relation to the Transaction;

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
"SECURITY PERIOD"

means the period beginning on the date hereof and ending on the date upon which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full pursuant to Clause 5

2.   2. PLEDGE

2.1 The Pledgor hereby pledges to the Pledgee all right, title and interest of the Pledgor in and to the Euroclear Entitlements, as security for the discharge and payment of the Secured Liabilities.

2.2 Clause 2.1 shall be construed as creating a first ranking commercial pledge (gage commercial/handelspand) under the Belgian Law of 5 May 1872 and under
     Article 5 of Royal Decree N degrees 62.

3.   PERFECTION OF THE PLEDGE

3.1 On the Effective Date (as defined in the Confirmation), the Bonds shall be transferred into the Pledged Securities Account, and the Pledgor, the Pledgee and Euroclear Bank shall enter into the Pledged Account Terms and Conditions, under which each of the Pledgor and the Pledgee appoints Euroclear Bank, and Euroclear Bank has agreed to act, as the pledgeholder ("tiers detenteur du gage/ derde pandhouder"). For the avoidance of doubt, the parties agree that the Pledged Account Terms and Conditions entered into pursuant to the Securities Pledge Agreement dated as of the date hereof between the Pledgor and the Pledgee, shall remain in full force and effect for the purposes of the Agreement

3.2 This Agreement, together with the Pledged Account Terms and Conditions, represents the entire agreement between the parties with respect to the obligations of the Pledgor and the Pledgee with respect to the Pledged Accounts and/or Euroclear Entitlements. In case of conflict between the Pledged Account Terms and Conditions and this Agreement, the latter will prevail as between the parties to the Agreement.

4.   DEPOSITS IN THE EUROCLEAR PLEDGED ACCOUNT

4.1 All Euroclear Entitlements shall be credited to the respective Pledged Accounts.

(a) The parties shall treat the Pledged Accounts for all purposes as special accounts specifically opened for the purpose of holding pledged assets.

5.   RELEASE AND SUBSTITUTION

5.1 Except as expressly provided below the pledge created and perfected in accordance with the Agreement shall continue and remain in effect until expressly released by the Pledgee. Nothwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Pledgor or any intermediate settlement or account or any matter whatsoever, such pledge and the obligations of the Pledgor thereunder shall not in any way be discharged by reason of any matter (other than due performance of the obligations which the Pledgor is stated to have assumed hereunder) which might, but for the provisions of this sections 5.1, discharge the Pledgor from its obligations hereunder.

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
5.2 Subject to and in accordance with the provisions set out in the Master Agreement and/or the Confirmation, as the case may be, the Pledgee shall grant an express release of this pledge, without unreasonable delay upon demand of the Pledgor, upon the expiry of the Security Period. Following the irrevocable and unconditional payment or discharge by the Pledgor of all of the Secured Liabilities to the complete satisfaction of the Pledgee, the Pledgee shall give instructions to Euroclear Bank in relation to the Pledged Accounts as the Pledgor may reasonably request and will do so in accordance with Clause 12 (Termination) thereof.

5.3 All distributions and redemption proceeds in respect of the Bonds shall be dealt with by the Pledgee as provided in the Confirmation, and the Pledgee agrees that the pledge shall be released in respect of such distributions and redemption proceeds then held in the Pledged Accounts as necessary to this effect, and the Pledgee shall be, and hereby is, authorised to so dispose of distributions and redemption proceeds as provided in the Confirmation. For the avoidance of doubt, such payment or deliveries will be used to effectuate the payment or delivery obligations of Party B to Party A as per the terms of the Transaction as provided in the Confirmation.

5.4 If, with respect to the Transaction, the Bond Portfolio is amended pursuant to acceptance by Party A, either of Substitute Bond Collateral or Top up Bond Collateral (as such terms are defined in the Confirmation), the pledge shall be released with respect to the Bonds/ Euroclear Entitlements to be sold or transferred pursuant to such provisions. Where applicable, any bonds added or substituted therefor shall be deposited into the Pledged Securities Account, and shall be deemed to substitute the Bonds sold or transferred or shall be deemed added to the Bond Portfolio and in either case, shall constitute an integral part of the Bond Portfolio. Such substitution or addition shall not affect the continuity of the pledge.

5.5 The Pledgor confirms its agreement that all securities pledged pursuant to the Agreement shall be treated as fungible with all securities of the same issue on deposit with Euroclear subject to Belgian Royal Decree No. 62.

5.6 The Pledgee shall exercise its right to give instructions to Euroclear Bank in relation to the Pledged Accounts pursuant to Clause 6(i) and unilaterally terminate the Pledged Account Terms and Conditions pursuant to Clause 12 of the Pledged Account Terms and Conditions only in furtherance to the terms of this Agreement, Confirmation and Master Agreement (the "Transaction Documents"). For the avoidance of doubt, in the event of any conflict between the terms of the Clause 6(i) and Clause 12 of the Pledged Account Terms and Conditions, and the terms of the Transaction Documents, the terms of the Transaction Documents will prevail.

6.   ENFORCEMENT

Upon the designation or occurrence of an Early Termination Date under Section 6(a) of the Master Agreement where the Pledgor is the Defaulting Party, the Pledgee shall be entitled to enforce the security and to realise any securities or cash standing to the credit of the Pledged Accounts, as permitted by Belgian law. In that event: (i) by way of security and solely for the purpose of enabling the Pledgee to enforce the security and to realise any securities or cash standing to the credit of the Pledged Accounts, as permitted by Belgian law, the Pledgor irrevocably appoints the Pledgee as the attorney of the Pledgor, on its behalf and in the name of the Pledgor (as the attorney may decide) to do all acts, and execute all documents which the Pledgor could itself execute, in relation to any of the Secured Liabilities and/or Pledged Accounts, or in connection with any of the matters provided for in the Agreement.

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
7.   REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Pledgee that:

     (i) the Pledgor is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and not in liquidation, with power to enter into the Agreement and to exercise its rights and perform its obligations hereunder and all corporate and other action or consent required to authorise its execution and performance of the Agreement has been duly taken;

     (ii) the Agreement constitutes legal, valid and binding obligations of the Pledgor enforceable in accordance with its terms under the laws of its jurisdiction of incorporation;

     (iii) the Agreement does not violate the constitutional documents or articles of association of the Pledgor;

     (iv) the Agreement does not violate any contractual or other obligation binding upon the Pledgor in a manner which materially and adversely affects the Pledgor's financial condition or its ability to perform its obligations under the Agreement, the Confirmation or the Master Agreement

     (v) the Pledgor is the sole owner of the Bonds and of the Euroclear Entitlements and the Bonds and Euroclear Entitlements are free and clear of any encumbrances and the Pledgor's ability to procure disposal of the Bonds is unfettered;

     (vi) to the belief or knowledge of the Pledgor, no litigation, arbitration or administrative proceeding is currently taking place or is pending or is threatening against the Pledgor or its assets or revenues which, if otherwise, would materially and adversely affect the Pledgor's financial condition or its ability to perform its obligations under the Agreement.

           The Pledgor also represents and warrants to and undertakes with the Pledgee that the foregoing representations and warranties will be true, accurate and complete throughout the continuance of the Agreement and that each representation and warranty so made shall continue and remain in force with reference to the facts and circumstances existing at the time such representation or warranty was made or repeated and that it shall not be superseded, replaced or extinguished by a representation made subsequently with regard to the same subject matter but with reference to facts and circumstances existing at a later date.

8.   SCOPE OF THE PLEDGE

8.1 This pledge shall be a continuing security, shall remain in force until expressly released in accordance with Clause 5.

8.2 Except to the extent provided for in Clause 5 above or otherwise agreed between the Pledgor and the Pledgee, this pledge shall not be discharged by the entry of any Secured Liabilities into any current account, in which case this pledge shall secure any provisional or final balance of such current account up to the amount in which the Secured Liabilities were entered therein.

8.3 The Pledgee may in its sole discretion at any time without discharging or in any way affecting this pledge (a) grant the Pledgor any time or indulgence, (b) concur in any moratorium of the

                                    6 of 11
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     Secured Liabilities, (c) amend the terms and conditions of the Secured
     Liabilities, (d) abstain from taking or perfecting any other security and discharge any other security, (e) abstain from exercising any right or recourse or from proving or claiming any debt and waive any right or recourse, and (f) apply any payment received from the Pledgor or for its account towards obligations of the Pledgor other than the Secured Liabilities.

8.4 Nothing in the Agreement is intended to limit the scope of the security interests created or to be created in the future pursuant to the Master Agreement or any other agreement and nothing in the Agreement will be construed as restricting the rights of the Pledgee under the Master Agreement or any other agreement.

9.   NOTICES

Any notice, demand or consent given pursuant to the Agreement may be delivered in person by letter or sent by registered mail or facsimile transmission. When delivered in person and when transmitted by registered mail or facsimile transmission the notice, demand or consent shall be deemed to be delivered on receipt. Any such notice, demand or consent shall be made or given to the following address or to such other address as may from time to time be notified (in accordance with this Clause 10) by the relevant party to the other:

     If to the Pledgor:           ST Assembly Test Services Ltd
                                  10 Ang Mo Kio Street 65
                                  #05-17/20 Techpoint
                                  Singapore 569059



                                  Attention: Pearlyne Wang/Woo Yok Yuen/Joyce Ng
                                  Facsimile: 65 6720 7826




     If to the Pledgee:           Deutsche Bank AG

                                  5 Temasek Boulevard #04-04

                                  Suntec Tower Five

                                  Singapore 038985

                                  Tel: 65 6423 5221

                                  Fax: 65 6423 5263

                                  Attention: Global Margin Management

                                    7 of 11

                                  With a copy to:



                                  Deutsche Bank AG, Tokyo Branch

                                  Sanno Park Tower

                                  11-1, Nagatacho 2-chome

                                  Chiyoda-ku, Tokyo 100-6170

                                  Japan

                                  Tel: 813 5156 4577

                                  Fax: 813 5156 4034

                                  Attention : Global Margin Management



10.  EXPENSES

Each party will bear its own costs and expenses and duties (including, for the avoidance of doubt, legal fees) properly incurred in connection with the Agreement.

11.  SEVERABILITY

The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the Agreement or of any other provision hereof. If at any time any provision of the Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provision of the Agreement, shall not be affected or impaired hereby.

12.  PROTECTIVE CLAUSES

Except as specifically set out in Clause 5 above, the validity or enforceability of this Agreement shall not be prejudiced, affected or discharged by:

     (i) The Transaction, the Master Agreement, the Confirmation or any guarantee or other security or right or remedy being or becoming held by or available to the Pledgee, becoming wholly or partly void, voidable, unenforceable or impaired or by the Pledgee at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Pledgee may now or hereafter have from or against the Pledgor or any other person or the granting of any time or indulgence to the Pledgor or any other person;

     (ii) Any variation or modification or extension or novation of the Transaction, the Master Agreement or the confirmation or any other document referred to therein;

     (iii) The invalidity or unenforceability of any obligation or liability of the Pledgor under the Master Agreement or the Confirmation;

     (iv) Any invalidity or irregularity in the execution of this Agreement, the Master Agreement or the Confirmation, or any deficiency in the powers of the Pledgor to enter into or perform any of its obligations under this Agreement, the Transaction, the Master Agreement or the Confirmation;

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     (v)   The insolvency or liquidation or any incapacity, disability or limitation or any change in the constitution or status of the Pledgor;

     (vi) Any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Pledgor or any other person or any compromise, arrangement or settlement with any of the same; or

     (vii) Any act, omission, event or circumstance other than as provided under this Agreement which would or may, but for the provisions of this paragraph, operate to prejudice, affect or discharge this Agreement or the liability of the Pledgor hereunder.

13.  UNRESTRICTED RIGHT OF ENFORCEMENT

This Agreement may be enforced in accordance with the provisions of Clause 6 without the Pledgee first having recourse to any other security or rights or taking any other steps or proceedings against the Pledgor or any other person or may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.

14.  WAIVER

No failure on the part of any party to exercise, or delay on its part in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by that party of any right preclude any further or other exercise of such right or the exercise by that party of any other right.

15.  TRANSFERABILITY

Neither Party may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Agreement without the prior written consent of the other parties.

16.  COUNTERPARTS

This Agreement may be executed by each party on separate originals, and this has the same effect as if the signatures were on a single copy of the document.

17.  ELECTION OF DOMICILE

The Pledgor hereby irrevocably elects domicile in Belgium for all service of process in connection with any proceedings, suit or action brought or to be brought before any Belgian court and shall appoint a process agent in Belgium for the purpose of receiving service of process in such proceedings, suit or action, and shall provide confirmation of the same to the Pledgee prior to the Effective Date of the Transaction. All costs in relation to the appointment of the process agent shall be borne by the Pledgee..

18.  APPLICABLE LAW AND JURISDICTION

This Agreement shall be governed by Belgian law. Any dispute in connection with the Agreement shall be subject to the exclusive jurisdiction of the courts of Brussels, without prejudice to the rights of the parties to take legal action before any other court of competent jurisdiction.

                                    9 of 11
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Made in 2 originals on DATE:

ST ASSEMBLY TEST SERVICES LTD, as Pledgor

By: /s/ Tan Lay Koon                  By: /s/ Pearlyne Wang
   -----------------------------         -------------------------------
Name: Tan Lay Koon                    Name: Pearlyne Wang
     ---------------------------           -----------------------------
Title: Chief Executive Officer        Title: Vice President - Finance
       -------------------------            ----------------------------



DEUTSCHE BANK AG, LONDON BRANCH, as Pledgee

By: /s/ Christine Cooke               By: /s/ Alistair Clevely
   -----------------------------         -------------------------------
Name: Christine Cooke                 Name: Alistair Clevely
     ---------------------------           -----------------------------
Title: Legal Counsel                  Title: Legal Counsel
       -------------------------            ----------------------------

Schedule 1

Bonds



Schedule 2

Form of Confirmation

                                    10 of 11

SCHEDULE 1

LIST OF BONDS:

---------------------------------------------------------------------------------------------------------------
TICKER               ISSUER             COUPON          MATURITY       CCY         FACE             (SIN
                                           %              DATE                    AMOUNT
---------------------------------------------------------------------------------------------------------------
TXU            Eastern Energy Ltd         6.75          1-Dec-06       USD       8,000,000      US27636PAE97
---------------------------------------------------------------------------------------------------------------
CAT          Caterpillar Financial        2.59         15-Jul-06       USD       9,000,000      US14912LX637
                 Services Corp
---------------------------------------------------------------------------------------------------------------
SBC               Pacific Bell           6.875         15-Aug-06       USD      10,000,000      US694032AZ68
---------------------------------------------------------------------------------------------------------------
DRSDNR          Dresdner Finance             4         19-Jan-07       EUR       3,920,000      DEOO02798204
                      BV
---------------------------------------------------------------------------------------------------------------
HSBC           Household Finance         4.375         17-Jan-06       EUR       6,270,000      XS0161020754
                      COrD
---------------------------------------------------------------------------------------------------------------
                Portugal Telecom
PORTEL       International Finance        5.75         21-Feb-06       EUR      11,760,000      XS0124721027
                      BV
---------------------------------------------------------------------------------------------------------------
CFC             Countrywide Home          6.51         11-Feb-05       USD       8,000,000      US22237LEY48
                   Loans Inc
---------------------------------------------------------------------------------------------------------------
               Landesbank Baden-
LBW               Wuerttemberg            4.25          7-Mar-05       EUR      21,180,000      XS0143885241
                  Girozentrale
---------------------------------------------------------------------------------------------------------------
BAC             Bank of America           5.25         27-Jun-06       EUR       7,840,000      XS0131695198
---------------------------------------------------------------------------------------------------------------

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